Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2018, relating to the consolidated financial statements of Royal Resources L.P. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, incorporated by reference in the Current Report on Form 8-K of Falcon Minerals Corporation dated August 29, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

December 3, 2018